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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of  the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  January 12, 2001



                          Reading Entertainment, Inc.
                          ---------------------------

            (Exact name of registrant as specified in its charter)



           Nevada                     333-13413                 23-2859312
           ------                     ---------                 ----------
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
   of incorporation)                                      Identification Number)



550 South Hope Street, Suite 1825, Los Angeles CA                  90071
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(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code:  (213) 239-0555



                                      N/A
                   -----------------------------------------
         (Former name or former address, if changed since last report)


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Item 5.  Other Events.
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     The following information is being filed to set forth a current description of the capital stock of Reading Entertainment, Inc. ("Reading").

GENERAL

     The authorized capital stock of Reading consists of 25,00,000 shares of Common Stock, par value $0.001 per share (the "Common Stock"), and 10,000,000 shares of Preferred Stock, par value $0.001 per share ("Preferred Stock"). As of December 31, 2000, there were outstanding 7,449,364 shares of Common Stock, 70,000 shares of Series A Voting Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"), and 550,000 shares of Series B Voting Cumulative Convertible Preferred Stock (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Convertible Preferred Stock"). The Common Stock is quoted on the Nasdaq National Market.


COMMON STOCK

     Holders of Common Stock are entitled to one vote on each matter submitted to a vote at a meeting of stockholders. The Common Stock does not have cumulative voting rights. The Common Stock has no preemptive rights and no redemption or conversion privileges. Subject to any preferences of any outstanding Preferred Stock, the holders of the outstanding shares of Common Stock are entitled to receive dividends out of assets legally available at such times and in such amounts as the Board of Directors may, from time to time, determine, and upon liquidation and dissolution are entitled to receive all assets available for distribution to the stockholders. A majority vote of shares represented at a meeting at which a quorum is present is generally sufficient for actions that require the vote of stockholders.

     Under Reading's Articles of Incorporation (the "Articles"), the transfer of the Common Stock, and of other securities of Reading which are considered "stock" for purposes of Section 382 (the Common Stock and such other securities being hereinafter referred to as "New Stock"), is subject to certain restrictions until January 1, 2003 (or, in certain cases, an earlier date). The restrictions are intended to reduce the risk of occurrence of an "ownership change" within the meaning of Section 382(g) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder that would result in the limitation or elimination of Reading's utilization of federal income tax net operating loss carryforwards. In general, the restrictions provide that any attempted sale, transfer, assignment or other disposition of any New Stock (a "Transfer") to any person or group who, prior to such Transfer, owns (within the meaning of the Code and such regulations) New Stock having a fair market value equal to or greater than 4.75% of the fair market value of all outstanding New Stock, shall be void ab initio, unless the Board of Directors shall have given its prior written approval to such Transfer.


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     As a mechanism for enforcing the transfer restrictions, the Articles provide that any Transfer of shares of New Stock or rights to acquire shares of New Stock ("Rights") in violation of the transfer restrictions is automatically null and void as to that number of shares or Rights, or both, which would cause the acquiror thereof (the "Purported Owner") to exceed the 4.75% limitation (the shares or Rights which would cause the Purported Owner to exceed such limitation are herein referred to as the "Excess Shares"). The Purported Owner will not obtain any rights in and to the Excess Shares. Until the Excess Shares are transferred to a person whose acquisition thereof will not violate the 4.75% limitation (a "Permitted Transferee"), (i) the Excess Shares will be voted by such person as shall be appointed by Reading's Board of Directors, which person will be deemed to have been granted a proxy to vote the Excess Shares, (ii) the purported transferor of the Excess Shares to the Purported Owner (the "Purported Owner's Transferor") will be deemed to have retained the Excess Shares and will hold and be entitled to exercise all other rights incident to ownership of the Excess Shares, and (iii) if the Excess Shares are Rights, they may not be converted, exchanged, or exercised until transferred to, and converted, exchanged, or exercised in accordance with their terms by, the Permitted Transferee. All Excess Shares will continue to be issued and outstanding.

     The purported Transfer of the Excess Shares to the Purported Owner will not be recognized by Reading. Instead, if necessary, the Purported Owner will be instructed to deliver the Excess Shares to, or otherwise place the Excess Shares under the control of, a trustee (the "Share Trustee") who will proceed forthwith to sell the Excess Shares to a Permitted Transferee in the market or otherwise. In such circumstances, Reading's transfer agent will be given appropriate instructions to record the Purported Owner's Transferor as the record owner of the Excess Shares and Reading's Board of Directors may institute procedures to enjoin or rescind any such transfer or acquisition. Once the Excess Shares are acquired by a Permitted Transferee, the Permitted Transferee will have and will be entitled to exercise all rights incident to the ownership of the Excess Shares.

     The proceeds of the sale to the Permitted Transferee will be distributed first to the Share Trustee in an amount equal to the costs, if any, incurred in respect of its administration of the Excess Shares; second, to the Purported Owner, if known, in an amount up to the amount paid by the Purported Owner, if determinable, for the Excess Shares; and third, to the Purported Owner's Transferor, if known, and if not known, to Reading to hold on behalf of the Purported Owner's Transferor or any other person as their interests may appear. Reading is authorized by the terms of the Articles to make application to any court of equitable jurisdiction within the State of Nevada for an adjudication of the respective rights and interests in and to such proceeds and for leave to pay the proceeds into such court.

PREFERRED STOCK

     Shares of Preferred Stock may be issued from time to time in one or more series; and the Board of Directors, without further stockholder approval, is authorized to fix the dividend rights and terms, conversion rights, voting rights (whole, limited or none), redemption rights and terms,


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liquidation preferences, sinking funds and any other rights, preferences, privileges, limitations and restrictions applicable to each such series of Preferred Stock. The issuance of the Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of Common Stock, and, under certain circumstances, make it more difficult for a third party to gain control of Reading; such issuance also could adversely affect the distributions on and liquidation preference of the Common Stock by creating one or more series of stock with distribution or liquidation preferences senior to the Common Stock.

     If shares of the Preferred Stock are issued as convertible securities, convertible into shares of Common Stock, the holders of Common Stock may experience dilution.

     There are currently outstanding 70,000 shares of Series A Preferred Stock and 550,000 shares of Series B Preferred Stock. All of the Series A Preferred Stock is currently held by a subsidiary of Citadel Holding Corporation ("Citadel") and all of the Series B Preferred Stock is currently held by Craig Corporation and a subsidiary of Craig Corporation ("Craig").

     The Convertible Preferred Stock has a liquidation preference of $100 per share (the "Stated Value") and bears a cumulative dividend at the annual rate of $6.50 per share, payable quarterly. The Series A Preferred Stock ranks senior to the Series B Preferred Stock with respect to dividends and distributions on liquidation. The Series A Preferred Stock is convertible into shares of Common Stock at a conversion price of $11.50 per share. The holders of the Series A Preferred Stock have the right, during the 90-day period beginning October 15, 2001, to require Reading to repurchase the shares of Series A Preferred Stock for their aggregate Stated Value plus accrued dividends. In addition, if Reading fails to pay dividends on the Series A Preferred Stock for four quarters, the holders of the Series A Preferred Stock have the right to require Reading to repurchase such shares, at the same redemption price. Reading has certain rights to require conversion of the Series A Preferred Stock and the right under certain conditions to redeem the Series A Preferred Stock at the Stated Value plus accrued and unpaid dividends plus a premium in certain cases.

     The Series B Preferred Stock is convertible into shares of Common Stock at a conversion price of $12.25 per share. Reading has the right to redeem the Series B Preferred Stock after October 15, 2001 at the Stated Value plus accrued and unpaid dividends plus a premium in certain cases.

     Holders of each series of Convertible Preferred Stock are entitled to cast
9.64 votes per share held on all matters brought to a vote of the stockholders of Reading, voting as a single class with the holders of the Common Stock and the other series of Convertible Preferred Stock.


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LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY

     The Articles of Incorporation of Reading (the "Articles") include a provision which eliminates the personal liability of Reading's directors and officers, except for liability arising in connection with (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or
(ii) the unlawful payment of distributions.


ACQUISITIONS OF CONTROLLING INTEREST

     Sections 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes ("NRS") restrict the ability to acquire control of an "issuing corporation." However, even if such provisions were potentially applicable to Reading, the Articles expressly elect not to be governed by such sections of the NRS.


BUSINESS COMBINATIONS INVOLVING INTERESTED STOCKHOLDERS

     Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes restrict the ability of a "resident domestic corporation" to engage in certain business combinations. However, even if such provisions were potentially applicable to Reading, the Articles expressly elect not to be governed by Sections 78.411 to 78.444 of the Nevada Statutes.


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                                 SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Reading Entertainment, Inc.


Date: January 12, 2001             By:  /s/ Andrzej J. Matyczynski
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